Exhibit 99.1
Chart Industries Reports Third Quarter 2025 Financial Results

HOUSTON, October 29, 2025 (Globe Newswire) -- Chart Industries, Inc. (NYSE: GTLS) today reported results for the third quarter ended September 30, 2025. On July 28, 2025 Baker Hughes (NASDAQ: BKR) and Chart entered into a definitive agreement for Baker Hughes to acquire all outstanding shares of Chart’s common stock for $210 per share in cash. In the third quarter, we recorded an expense of $266 million for the merger termination fee to Flowserve (NYSE: FLS), $258 million of which was paid by Baker Hughes, and a liability of $258 million as we could be required to repay Baker Hughes in certain limited circumstances. Following shareholder approval of the transaction on October 6, 2025, repayment can only be required if Chart does not maintain certain standard representations and warranties. Although management believes it is highly unlikely that the termination fee would be required to be repaid, U.S. GAAP requires the Company to record the liability and not record the gain on extinguishment of the liability until the transaction closes, which is expected to be in mid-2026.

Third quarter 2025 highlights compared to third quarter 2024:
•Record orders of $1.68 billion, an increase of 43.9%
•Sales of $1.10 billion, an increase of 3.6%
•Record gross profit as a percent of sales of 34.1%, flat
•Reported operating (loss) income of ($88.5) million was $251.5 million when adjusted for deal-related costs associated with the now terminated proposed merger with Flowserve and deal costs related to the pending acquisition by Baker Hughes, and step-up amortization related to the Howden acquisition, resulting in 22.9% adjusted operating income margin
•EBITDA of ($29.7) million was $277.1 million (25.2% of sales) when adjusted for the above-described deal-related and restructuring costs
•Reported diluted earnings per share (“EPS”) of ($3.23) was $2.78 when adjusted, an increase of 27.5%
•Reported net cash from operating activities of $118.0 million less capital expenditures of $23.3 million resulted in $94.7 million of free cash flow (“FCF”). Cash flow for the quarter was negatively impacted by deal-related costs associated with the now terminated proposed merger with Flowserve and proposed acquisition by Baker Hughes
“Our commercial momentum continues, with a third consecutive quarter of sequential orders growth driven by continued strength in our end markets, especially in LNG and data centers as customers are increasingly utilizing our full solutions and process technologies,” stated Jill Evanko, Chart Industries’ CEO and President. “Our team’s continuous improvement efforts contributed to our record adjusted operating income margin of 22.9% and gross margin as a percent of sales of 34.1%. Thank you to our team members who delivered this operating performance safely with a 12-month total recordable incident rate (TRIR) of 0.37, our lowest in history.”

Summary of third quarter 2025.

Third quarter 2025 orders of $1.68 billion grew 43.9%, when compared to the third quarter 2024 driven by growth in Heat Transfer Systems (“HTS”) and Specialty Products (“SPC”). In the third quarter 2025 we received an order from Bechtel Energy Inc. to supply air-cooled heat exchangers, brazed aluminum heat exchangers, and cold boxes for Sempra Infrastructure’s Port Arthur LNG Phase 2 development project. We also received an order for a heat rejection system to be used by one of the largest data centers in the United States. In our aftermarket, service and repair business, we signed a multi-year agreement to service a utility customer’s rotary blowers in South Africa, added 20 new service agreements (our highest quarterly performance year-to-date 2025), and increased digital Uptime™ assets under management by 9.6% year-over-year.

September year-to-date orders for space, nuclear, HLNG vehicle tanks, marine and carbon capture end markets have surpassed total fiscal year 2024 orders for each end market. Total company September year-to-date orders have increased 30.1% year over year. While we expect base order momentum to continue, we do not anticipate any large orders in the fourth quarter 2025.

Sales of $1.1 billion in the third quarter 2025 grew 3.6% with a difficult comparison in our Repair, Service and Leasing (“RSL”) segment. RSL had a non-repeat of certain aftermarket equipment purchases and the completion of a specific customer’s large field service project in the third quarter 2024. Total company sales excluding RSL increased 9.7%.

Gross profit as a percent of sales of 34.1% was flat when compared to the third quarter 2024 considering the above-mentioned difficult year ago comparison at RSL. Reported operating (loss) income of ($88.5) million was $251.5 million when adjusting for deal-related costs associated with the now terminated proposed merger with Flowserve, deal costs related to the proposed acquisition by Baker Hughes, and step-up amortization related to the Howden acquisition, resulted in a 22.9% adjusted operating income margin. EBITDA of ($29.7) million was $277.1 million (25.2% of sales) when adjusting for deal-related and restructuring costs. Reported diluted earnings per share (“EPS”) of ($3.23) was $2.78 when adjusted, an increase of 27.5% compared to third quarter 2024.

Third quarter 2025 segment results (as compared to the third quarter 2024).

Cryo Tank Solutions (“CTS”): Third quarter 2025 CTS orders of $116.1 million decreased 8.0% in total when compared to the third quarter 2024. CTS third quarter 2025 sales of $151.2 million declined 7.0% year-over-year driven by lower sales in industrial gas. CTS third quarter 2025 adjusted operating income margin of 11.1% decreased 510 bps versus the third quarter 2024 primarily related to lower sales and the impact from pass-through inflation.

Heat Transfer Systems: Third quarter 2025 HTS orders of $760.8 million increased 79.1% compared to the third quarter of 2024 driven by data center, LNG and traditional energy end markets. HTS sales of $349.3 million in the third quarter 2025 increased 36.3% driven by LNG and conversion of data center backlog to sales. HTS third quarter 2025 adjusted operating income margin of 34.6% grew 1,010 basis points (“bps”) driven by productivity and project mix including more full solution sales.

Specialty Products: Specialty Products third quarter 2025 orders of $438.5 million grew 84.4% year-over-year with meaningful increases in carbon capture, nuclear, and mining end markets. Third quarter Specialty Products sales of $269.9 million decreased 4.7% driven by year-over-year decreases in HLNG vehicle tanks and mining due to customer timing and the non-repeat of higher hydrogen liquefaction sales in the third quarter 2024 which offset sales growth in marine, infrastructure, and space end markets. Adjusted operating income margin of 15.7% in Specialty Products in the third quarter 2025 decreased 100 bps year-over-year, driven by higher production costs on a specific first of a kind (“FOAK”) project and lower HLNG vehicle tank sales.

Repair, Service and Leasing: RSL third quarter 2025 orders of $365.0 million decreased 3.4% when compared to the third quarter 2024 due to a larger than typical aftermarket equipment order which converted in the third quarter 2024 and did not repeat in third quarter 2025. Orders for retrofit and spares increased year-over-year. RSL September year-to-date orders increased 19.7% year over year while service agreements increased 42%, with the highest number of new adds in the third quarter 2025. RSL sales of $330.2 million declined 8.4% driven by the non-repeat of certain aftermarket equipment purchases and the completion of a specific customer’s large field service project in the third quarter 2024. Third quarter 2025 RSL adjusted operating income margin was 34.6% and was in our anticipated RSL gross margin range, yet 460 bps lower than the prior year quarter due to the above-mentioned larger than typical aftermarket equipment sale not repeating in third quarter 2025.

Balance sheet and free cash flow.

Reported net cash from operating activities of $118.0 million less capital expenditures of $23.3 million resulted in $94.7 million of free cash flow. Cash flow for the quarter was negatively impacted by deal-related costs associated with the now terminated proposed merger with Flowserve and proposed acquisition by Baker Hughes and $79.0 million of semi-annual interest, which is paid in the first and third quarter of the year. Our third quarter 2024 FCF also benefitted from the above mentioned larger than typical aftermarket equipment sales. Third quarter 2025 net leverage ratio of 2.78 compares to second quarter 2025 net leverage ratio of 2.85 (and 3.04 in third quarter 2024), our lowest net leverage ratio metric since the close of the Howden acquisition.

Each share of the Company’s Series B Mandatory Convertible Preferred Stock (“Preferred Stock”) will automatically convert on or around December 15, 2025 into between 7.0520 and 8.4620 shares of Common Stock (and, correspondingly, each Depositary Share representing a 1/20th interest in a share of Preferred Stock will automatically convert into 0.3526 and 0.4231 shares of Common Stock), subject to customary anti-dilution adjustments, determined based on the volume-weighted average price of our Common Stock over the 20 consecutive trading days period beginning on, and including, the 21st scheduled trading day prior to December 15, 2025.

Pending acquisition of Chart by Baker Hughes.

On October 6, 2025 Chart’s shareholders voted to approve the Company’s acquisition by Baker Hughes, with shares representing approximately 99% of the shares present and voting at the meeting cast in favor of the proposal (additional details are in our 8-K filed on 10/6/2025). Under the terms of the merger agreement, Chart shareholders will be entitled to receive $210 per share of common stock in cash upon the close of the transaction.

The transaction is expected to be completed by mid-year 2026, subject to customary conditions and the receipt of applicable regulatory approvals.

As previously stated in our second quarter 2025 earnings release, we are not providing 2025 guidance due to the proposed acquisition of Chart by Baker Hughes.

FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed acquisitions, divestitures, and investments, cost and commercial synergies and efficiency savings, objectives, future orders, revenues, margins, segment sales mix, earnings or performance, liquidity and cash flow, inventory levels, capital expenditures, supply chain challenges, inflationary pressures including material cost and pricing increases, business trends, clean energy market opportunities including addressable markets, and governmental initiatives, including executive orders and changes to trade policy, expected timing and completion of the previously disclosed acquisition of Chart by Baker Hughes, and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as "may," "will," "should," "could," "expects," "anticipates," "believes," "projects," "forecasts," “outlook,” “guidance,” "continue," “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control, that could cause the Company's actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include: the Company’s ability to successfully integrate recent acquisitions and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; slower than anticipated growth and market acceptance of new clean energy product offerings; inability to achieve expected pricing increases or continued supply chain challenges including volatility in raw materials and supply, risks related to regional conflicts and unrest, including the recent turmoil in the Middle East and the conflict between Russia and Ukraine including potential energy shortages in Europe and elsewhere; the unknown or difficult to quantify impact of enacted or threatened change to U.S. governmental trade policies, including the introduction of and unpredictability associated with global tariffs on all U.S. trading partners, with certain nations, including China and, certain products, subject to substantially higher tariffs rates, as well as the possible impacts of retaliatory tariffs on products from the United States; the risk that the proposed acquisition of Chart by Baker Hughes may not be completed on anticipated terms, or at all, including the risk of regulatory approvals; the possibility that any of the anticipated benefits of the transaction will be realized within the expected time period; the risk that disruptions from the transaction will harm Chart’s business; and potential adverse reactions or changes to business relationships resulting from the announcement or eventual completion of the transactions, and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC, both which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

USE OF NON-GAAP FINANCIAL INFORMATION
This press release contains non-GAAP financial information, including adjusted net income, adjusted operating income, adjusted operating income margin, free cash flow, adjusted earnings per diluted share, net income attributable to Chart Industries, Inc. adjusted, and EBITDA and adjusted EBITDA. For additional information regarding the Company's use of non-GAAP financial information, as well as reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), please see the reconciliation pages at the end of this news release.

The Company believes these non-GAAP measures are of interest to investors and facilitate useful period-to-period comparisons of the Company’s financial results, and this information is used by the Company in evaluating internal performance.

About Chart Industries, Inc.

Chart Industries, Inc. is a global leader in the design, engineering, and manufacturing of process technologies and equipment for gas and liquid molecule handling for the Nexus of Clean™ - clean power, clean water, clean food, and clean industrials, regardless of molecule. The company’s unique product and solution portfolio across stationary and rotating equipment is used in every phase of the liquid gas supply chain, including engineering, service and repair from installation to preventive maintenance and digital monitoring. Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 capture amongst other applications. Chart is committed to excellence in environmental, social and corporate governance issues both for its company as well as its customers. With 64 global manufacturing locations and over 50 service centers from the United States to Asia, Australia, India, Europe and South America, the company maintains accountability and transparency to its team members, suppliers, customers and communities. To learn more, visit www.chartindustries.com

For more information, click here:
http://ir.chartindustries.com/

Chart Industries Investor Relations Contact:
John Walsh
Senior Vice President, Investor and Government Relations
1-770-721-8899
john.walsh@chartindustries.com

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales	$1,100.6	$1,062.5	$3,184.4	$3,053.5
Cost of sales	725.4	699.9	2,105.9	2,037.0
Gross profit	375.2	362.6	1,078.5	1,016.5
Selling, general and administrative expenses	148.1	135.7	434.4	413.4
Termination fee expense	266.0	—	266.0	—
Amortization expense	49.6	48.4	144.8	143.9
Operating expenses	463.7	184.1	845.2	557.3
Operating (loss) income	(88.5)	178.5	233.3	459.2
Interest expense, net	77.1	80.6	232.5	248.7
Other expense (income), net	17.1	(2.6)	16.2	4.2
(Loss) income from continuing operations before income taxes and equity in (loss) income of unconsolidated affiliates, net	(182.7)	100.5	(15.4)	206.3
Income tax (benefit) expense	(47.5)	26.6	(14.1)	50.9
(Loss) income from continuing operations before equity in loss of unconsolidated affiliates, net	(135.2)	73.9	(1.3)	155.4
Equity in (loss) income of unconsolidated affiliates, net	(0.2)	(0.8)	0.1	(2.4)
Net (loss) income from continuing operations	(135.4)	73.1	(1.2)	153.0
Loss from discontinued operations, net of tax	—	(0.4)	(2.0)	(2.8)
Net (loss) income	(135.4)	72.7	(3.2)	150.2
Less: Income attributable to noncontrolling interests of continuing operations, net of taxes	3.1	3.7	9.7	11.3
Net (loss) income attributable to Chart Industries, Inc.	$(138.5)	$69.0	$(12.9)	$138.9

Amounts attributable to Chart common shareholders
(Loss) income from continuing operations	$(138.5)	$69.4	$(10.9)	$141.7
Less: Mandatory convertible preferred stock dividend requirement	6.8	6.8	20.4	20.4
(Loss) income from continuing operations attributable to Chart	(145.3)	62.6	(31.3)	121.3
Loss from discontinued operations, net of tax	—	(0.4)	(2.0)	(2.8)

Net (loss) income attributable to Chart common shareholders	$(145.3)	$62.2	$(33.3)	$118.5

Basic earnings per common share attributable to Chart Industries, Inc.
(Loss) income from continuing operations	$(3.23)	$1.49	$(0.70)	$2.89
Loss from discontinued operations	—	(0.01)	(0.04)	(0.07)
Net (loss) income attributable to Chart Industries, Inc.	$(3.23)	$1.48	$(0.74)	$2.82
Diluted earnings per common share attributable to Chart Industries, Inc.
(Loss) income from continuing operations	$(3.23)	$1.34	$(0.70)	$2.59
Loss from discontinued operations	—	(0.01)	(0.04)	(0.06)
Net (loss) income attributable to Chart Industries, Inc.	$(3.23)	$1.33	$(0.74)	$2.53
Weighted-average number of common shares outstanding:
Basic	44.95	42.05	44.94	42.04
Diluted (1)	44.95	46.67	44.94	46.89
_______________
(1)Includes an additional 4.43 and 4.66 shares related to the convertible notes due 2024 and associated warrants in our diluted earnings per share calculation for the three and nine months ended September 30, 2024, respectively. The associated hedge, which helps offset this dilution, cannot be taken into account under U.S. generally accepted accounting principles (“GAAP”). If the hedge could have been considered, it would have reduced the additional shares by 2.43 and 2.54 for the three and nine months ended September 30, 2024, respectively.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net (loss) income	$(135.4)	$72.7	$(3.2)	$150.2
Less: Loss from discontinued operations, net of tax	—	(0.4)	(2.0)	(2.8)
Net (loss) income from continuing operations	(135.4)	73.1	(1.2)	153.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71.4	68.1	208.7	200.0
Employee share-based compensation expense	4.9	4.2	15.4	14.3
Financing costs amortization	4.7	4.8	14.4	14.2
Unrealized foreign currency transaction loss (gain)	7.1	8.6	13.6	(5.1)
Unrealized loss (gain) on investments in equity securities	2.0	(10.8)	2.3	(10.8)
Loss on sale of business	—	—	—	7.8
Other non-cash operating activities	4.3	0.8	5.2	5.4
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	41.1	(45.2)	50.3	(45.0)
Inventories	(16.2)	19.4	(8.8)	24.4
Unbilled contract revenue	(50.9)	(9.5)	(252.4)	(195.7)
Prepaid expenses and other current assets	8.4	26.6	(6.5)	(16.4)
Accounts payable and other current liabilities	(23.0)	67.2	(36.7)	109.6
Customer advances and billings in excess of contract revenue	2.5	(19.3)	(39.6)	(13.3)
Termination fee paid by Baker Hughes	258.0	—	258.0	—
Long-term assets and liabilities	(60.9)	12.7	(16.8)	(15.2)
Net Cash Provided By Continuing Operating Activities	118.0	200.7	205.9	227.2
Net Cash Used In Discontinued Operating Activities	—	(0.1)	(2.0)	(5.6)
Net Cash Provided By Operating Activities	118.0	200.6	203.9	221.6
INVESTING ACTIVITIES
Capital expenditures	(23.3)	(26.1)	(67.3)	(100.3)
Proceeds from sale of business	—	(6.1)	—	(6.1)
Investments	—	—	(1.4)	(13.1)
Other investing activities	(2.5)	6.2	(2.1)	0.4
Net Cash Used In Continuing Investing Activities	(25.8)	(26.0)	(70.8)	(119.1)

Net Cash Used In Discontinued Investing Activities	—	—	—	(2.5)
Net Cash Used In Investing Activities	(25.8)	(26.0)	(70.8)	(121.6)
FINANCING ACTIVITIES
Borrowings on credit facilities	791.2	801.9	2,276.3	2,286.7
Repayments on credit facilities	(743.8)	(910.2)	(2,221.3)	(2,246.5)
Repayments on term loan	(75.0)	—	(75.0)	—
Payments for debt issuance costs	(0.1)	(10.1)	(0.1)	(10.1)
Common stock repurchases from share-based compensation plans	(0.6)	(0.2)	(4.8)	(3.3)
Dividend distribution to noncontrolling interests	—	—	(6.2)	—
Dividends paid on mandatory convertible preferred stock	(6.8)	(6.8)	(20.4)	(20.4)
Other financing activities	(1.1)	5.3	(2.4)	0.4
Net Cash (Used In) Provided By Financing Activities	(36.2)	(120.1)	(53.9)	6.8
Effect of exchange rate changes on cash and cash equivalents	0.8	7.4	11.1	4.6
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	56.8	61.9	90.3	111.4
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period (includes restricted cash of $1.7, $3.2, $1.9 and $12.8, respectively)	344.0	250.6	310.5	201.1
CASH, CASH EQUIVALENTS, RESTRICTED CASH, AND RESTRICTED CASH EQUIVALENTS AT END OF PERIOD (includes restricted cash of $1.6, $2.3, $1.6 and $2.3, respectively)	$400.8	$312.5	$400.8	$312.5

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$399.2	$308.6
Accounts receivable, net	725.7	752.3
Inventories, net	514.2	490.5
Unbilled contract revenue	1,017.3	735.1
Prepaid expenses	130.4	108.6
Other current assets	72.2	70.3
Total Current Assets	2,859.0	2,465.4
Property, plant, and equipment, net	917.8	864.2
Goodwill	3,060.8	2,899.9
Identifiable intangible assets, net	2,555.5	2,540.6
Other assets	396.7	353.8
TOTAL ASSETS	$9,789.8	$9,123.9

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,202.4	$1,058.9
Customer advances and billings in excess of contract revenue	339.3	362.2
Accrued interest	67.3	110.4
Termination fee paid by Baker Hughes Company	258.0	—
Other current liabilities	171.2	258.3
Total Current Liabilities	2,038.2	1,789.8
Long-term debt	3,649.3	3,640.7
Deferred tax liabilities	542.5	544.9
Other long-term liabilities	191.6	153.3
Total Liabilities	6,421.6	6,128.7

Equity
Preferred stock, par value $0.01 per share, $1,000 aggregate liquidation preference — 10,000,000 shares authorized, 402,500 shares issued and outstanding at both September 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.01 per share — 150,000,000 shares authorized, 45,712,072 and 45,657,062 shares issued at September 30, 2025 and December 31, 2024, respectively	0.5	0.5
Additional paid-in capital	1,900.8	1,889.3
Treasury stock; 760,782 shares at both September 30, 2025 and December 31, 2024	(19.3)	(19.3)
Retained earnings	1,080.2	1,113.4
Accumulated other comprehensive income (loss)	239.9	(155.1)
Total Chart Industries, Inc. Shareholders’ Equity	3,202.1	2,828.8
Noncontrolling interests	166.1	166.4
Total Equity	3,368.2	2,995.2
TOTAL LIABILITIES AND EQUITY	$9,789.8	$9,123.9

CHART INDUSTRIES, INC. AND SUBSIDIARIES
OPERATING SEGMENTS (UNAUDITED)
(Dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024
Sales
Cryo Tank Solutions	$151.2	$162.5	$155.9	$460.3	$487.7
Heat Transfer Systems	349.3	256.2	295.3	911.9	746.5
Specialty Products	269.9	283.3	292.9	838.9	797.4
Repair, Service & Leasing	330.2	360.5	338.2	973.3	1,022.0
Intersegment eliminations	—	—	—	—	(0.1)
Consolidated	$1,100.6	$1,062.5	$1,082.3	$3,184.4	$3,053.5
Gross Profit
Cryo Tank Solutions	$33.0	$40.7	$42.8	$113.0	$106.9
Heat Transfer Systems	134.5	76.4	89.1	306.2	207.3
Specialty Products	64.9	74.6	80.7	229.3	214.3
Repair, Service & Leasing	142.8	170.9	150.9	430.0	488.0
Consolidated	$375.2	$362.6	$363.5	$1,078.5	$1,016.5
Gross Profit Margin
Cryo Tank Solutions	21.8%	25.0%	27.5%	24.5%	21.9%
Heat Transfer Systems	38.5%	29.8%	30.2%	33.6%	27.8%
Specialty Products	24.0%	26.3%	27.6%	27.3%	26.9%
Repair, Service & Leasing	43.2%	47.4%	44.6%	44.2%	47.7%
Consolidated	34.1%	34.1%	33.6%	33.9%	33.3%
Operating Income (Loss)
Cryo Tank Solutions	$15.3	$23.5	$25.7	$58.6	$53.5
Heat Transfer Systems	117.7	61.3	73.0	257.6	157.6
Specialty Products	30.1	41.9	43.0	121.4	122.0
Repair, Service & Leasing	73.9	102.0	78.9	215.5	265.1
Corporate (1)	(325.5)	(50.2)	(51.1)	(419.8)	(139.0)
Consolidated	$(88.5)	$178.5	$169.5	$233.3	$459.2
Operating Margin
Cryo Tank Solutions	10.1%	14.5%	16.5%	12.7%	11.0%
Heat Transfer Systems	33.7%	23.9%	24.7%	28.2%	21.1%
Specialty Products	11.2%	14.8%	14.7%	14.5%	15.3%
Repair, Service & Leasing	22.4%	28.3%	23.3%	22.1%	25.9%
Consolidated	(8.0)%	16.8%	15.7%	7.3%	15.0%
_______________
(1)Includes $266.0 million in termination fee expense associated with the now terminated merger with Flowserve for both the three and nine months ended September 30, 2025 and $17.2 million and $18.2 million in costs associated with the now terminated merger with Flowserve and the pending acquisition of Chart by Baker Hughes for the three and nine months ended September 30, 2025, respectively.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
ORDERS AND BACKLOG (UNAUDITED)
(Dollars in millions)

	Three Months Ended
	September 30, 2025	September 30, 2024	June 30, 2025
Orders
Cryo Tank Solutions	$116.1	$126.2	$157.0
Heat Transfer Systems	760.8	424.7	271.2
Specialty Products	438.5	237.8	663.3
Repair, Service & Leasing	365.0	377.9	406.1
Intersegment eliminations	—	0.9	—
Consolidated	$1,680.4	$1,167.5	$1,497.6

	As of
	September 30, 2025	September 30, 2024	June 30, 2025
Backlog
Cryo Tank Solutions	$265.1	$316.5	$317.6
Heat Transfer Systems	2,366.5	1,878.0	2,013.5
Specialty Products	2,589.8	1,755.3	2,403.6
Repair, Service & Leasing	828.1	593.4	801.8
Intersegment eliminations	—	(7.9)	—
Consolidated	$6,049.5	$4,535.3	$5,536.5

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS AND RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS TO FREE CASH FLOW FROM DISCONTINUED OPERATIONS (UNAUDITED)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities from continuing operations	$118.0	$200.7	$205.9	$227.2
Capital expenditures	(23.3)	(26.1)	(67.3)	(100.3)
Free cash flow (non-GAAP)	$94.7	$174.6	$138.6	$126.9

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash used in operating activities from discontinued operations	$—	$(0.1)	$(2.0)	$(5.6)
Capital expenditures	—	—	—	—
Free cash flow (non-GAAP)	$—	$(0.1)	$(2.0)	$(5.6)

_______________
Free cash flow is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to net cash used in operating activities in accordance with U.S. GAAP. Management believes that free cash flow facilitates useful period-to-period comparisons of our financial results, and this information is used by us in evaluating internal performance. Our calculation of this non-GAAP measure may not be comparable to the calculations of similarly titled measures reported by other companies.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF EARNINGS AND EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES, INC. – CONTINUING OPERATIONS TO ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES, INC. – CONTINUING OPERATIONS
(UNAUDITED)
(Dollars in millions, except per share amounts)

	Q3 2025	Q3 2024
Amounts attributable to Chart common stockholders
Net (loss) income attributable to Chart Industries, Inc.	$(138.5)	$69.0
Less: Loss from discontinued operations, net of tax	—	(0.4)
(Loss) income from continuing operations	(138.5)	69.4
Less: Mandatory convertible preferred stock dividend requirement	6.8	6.8
Income from continuing operations attributable to Chart (U.S. GAAP)	(145.3)	62.6
Termination fee expense (1)	266.0	—
Deal related & integration costs (2)	17.6	8.2
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	41.4	46.3
Restructuring & other reorganization related costs (3)	6.4	1.7
Loss on debt extinguishment	4.7	—
Unrealized loss (gain) on investments in equity securities and loss from strategic equity method investments (4)	3.0	(11.0)
Other (5)	8.9	3.9
Tax effects	(77.8)	(9.8)
Adjusted earnings attributable to Chart Industries, Inc. (non-GAAP)	$124.9	$101.9

	Q3 2025 Diluted EPS	Q3 2024 Diluted EPS
Reported (loss) income from continuing operations attributable to Chart (U.S. GAAP)	$(3.23)	$1.34
Termination fee expense (1)	5.92	—
Deal related & integration costs (2)	0.39	0.18
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	0.92	0.99
Restructuring & other reorganization related costs (3)	0.14	0.04
Loss on debt extinguishment	0.10	—
Unrealized loss (gain) on investments in equity securities and loss from strategic equity method investments (4)	0.07	(0.24)
Other (5)	0.20	0.08
Tax effects	(1.73)	(0.21)
Adjusted earnings attributable to Chart Industries, Inc. (non-GAAP)	$2.78	$2.18
Share count	44.95	46.67
_______________
(1)Includes $266.0 million in termination fee expense associated with the now terminated merger with Flowserve.
(2)Deal related & integration costs primarily includes deal costs related to the now terminated proposed merger with Flowserve, deal costs related to the pending acquisition of Chart by Baker Hughes and costs associated with integrating Howden.
(3)Restructuring and other reorganization related costs include restructuring charges as well as other costs associated with closing and consolidating facilities.
(4)Includes the mark-to-market of our inorganic investments in Avina, McPhy, Stabilis and certain of our minority investments as well as losses from strategic equity method investments.
(5)Other primarily includes costs associated with starting up production lines, incremental costs due to unavoidable supply disruptions, costs related to a retention agreement, asset impairments and certain one-time customer concessions.

______________
Adjusted earnings per common share attributable to Chart Industries, Inc. is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to earnings per share in accordance with U.S. GAAP. Management believes that adjusted earnings per common share attributable to Chart Industries, Inc. facilitates useful period-to-period comparisons of our financial results, and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies. Prior to the second quarter of 2024, the impacts of the mandatory convertible preferred stock dividend were excluded from adjusted earnings per common share attributable to Chart Industries, Inc. (non-GAAP). The impacts are now included in adjusted earnings per common share attributable to Chart Industries, Inc. (non-GAAP) and historical periods have been restated to reflect the change in treatment.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) (UNAUDITED)
(Dollars in millions)

	Three Months Ended September 30, 2025
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Intersegment Eliminations	Corporate	Consolidated
Sales	$151.2	$349.3	$269.9	$330.2	$—	$—	$1,100.6
Operating income (loss) as reported (U.S. GAAP)	$15.3	$117.7	$30.1	$73.9	$—	$(325.5)	$(88.5)
Operating margin	10.1%	33.7%	11.2%	22.4%			(8.0)%
Termination fee expense (1)	$—	$—	$—	$—	$—	$266.0	$266.0
Deal related & integration costs (2)	—	1.5	0.5	1.8	—	15.5	19.3
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	1.2	1.0	3.6	35.6	—	—	41.4
Restructuring & other reorganization related costs (3)	0.2	0.4	1.3	2.2	—	0.3	4.4
Other (4)	0.1	0.3	6.9	0.7	—	0.9	8.9
Adjusted operating income (loss) (non-GAAP)	$16.8	$120.9	$42.4	$114.2	$—	$(42.8)	$251.5
Adjusted operating margin (non-GAAP)	11.1%	34.6%	15.7%	34.6%			22.9%
______________
(1)Includes $266.0 million in termination fee expense associated with the now terminated merger with Flowserve.
(2)Deal related & integration costs primarily includes deal costs related to the now terminated proposed merger with Flowserve, deal costs related to the pending acquisition of Chart by Baker Hughes and costs associated with integrating Howden.
(3)Restructuring and other reorganization related costs include restructuring charges as well as other costs associated with closing and consolidating facilities.
(4)Other primarily includes costs associated with starting up production lines, incremental costs due to unavoidable supply disruptions, costs related to a retention agreement, asset impairments and certain one-time customer concessions.

	Three Months Ended September 30, 2024
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Intersegment Eliminations	Corporate	Consolidated
Sales	$162.5	$256.2	$283.3	$360.5	$—	$—	$1,062.5
Operating income (loss) as reported (U.S. GAAP)	$23.5	$61.3	$41.9	$102.0	$—	$(50.2)	$178.5
Operating margin	14.5%	23.9%	14.8%	28.3%			16.8%
Restructuring & related costs	$0.3	$0.2	$0.3	$0.7	$—	$0.2	$1.7
Deal related & integration costs (1)	—	—	—	0.3	—	7.9	8.2
Step-up amortization on inventory, intangibles and fixed assets from Howden acquisition	2.1	1.1	4.8	38.4	—	(0.1)	46.3
Other (2)	0.4	0.1	0.2	(0.1)	—	0.6	1.2
Adjusted operating income (loss) (non-GAAP)	$26.3	$62.7	$47.2	$141.3	$—	$(41.6)	$235.9
Adjusted operating margin (non-GAAP)	16.2%	24.5%	16.7%	39.2%			22.2%
_____________
(1)Deal related & integration costs primarily includes costs associated with integrating Howden.
(2)Other includes administrative costs related to certain equity investments, asset impairments and associated insurance recoveries and non-repeating legal costs.
_____________
Adjusted operating income (loss) is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to operating income (loss) in accordance with U.S. GAAP. Management believes that adjusted operating income (loss) facilitates useful period-to-period comparisons of our financial results, and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA (UNAUDITED)
(Dollars in millions)

	Three Months Ended
	September 30, 2025	September 30, 2024
Net income from continuing operations	$(135.4)	$73.1
Income tax expense, net	(47.5)	26.6
Interest expense, net	77.1	80.6
Loss on extinguishment debt	4.7	—
Depreciation and amortization	71.4	68.1
EBITDA (non-GAAP)	(29.7)	248.4
Non-recurring costs:
Termination fee expense (1)	266.0	—
Deal related & integration costs (2)	17.6	8.2
Amortization of step-up value of inventory from Howden acquisition	—	6.4
Restructuring & other reorganization related costs (3)	6.4	1.7
Other (4)	8.9	2.8
Employee share-based compensation expense	4.9	4.2
Unrealized loss on investments in equity securities and loss from strategic equity method investments (5)	3.0	(11.0)
Adjusted EBITDA (non-GAAP)	$277.1	$260.7
_______________
(1)Includes $266.0 million in termination fee expense associated with the now terminated merger with Flowserve.
(2)Deal related & integration costs primarily includes deal costs related to the now terminated proposed merger with Flowserve, deal costs related to the pending acquisition of Chart by Baker Hughes and costs associated with integrating Howden.
(3)Restructuring and other reorganization related costs include restructuring charges as well as other costs associated with closing and consolidating facilities.
(4)Other primarily includes costs associated with starting up production lines, incremental costs due to unavoidable supply disruptions, costs related to a retention agreement, asset impairments and certain one-time customer concessions.
(5)Includes the mark-to-market of our inorganic investments in Avina, McPhy, Stabilis and certain of our minority investments as well as losses from strategic equity method investments.
_______________
The reconciliation from net income from continuing operations to EBITDA (non-GAAP) includes acquisition related finance fees and loss on extinguishment of debt. EBITDA and adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income from continuing operations in accordance with U.S. GAAP. Management believes that EBITDA and adjusted EBITDA facilitate useful period-to-period comparisons of our financial results, and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.